                                                                   EXHIBIT 10.21

                              [YELLOW ROADWAY LOGO]

                           YELLOW ROADWAY CORPORATION
                              SHARE UNIT AGREEMENT

                                [NAME OF GRANTEE]
                                     GRANTEE

DATE OF GRANT:

TOTAL NUMBER OF UNITS
GRANTED:

VESTING SCHEDULE:          [LTIP: 50% OF THE UNITS VEST ON THE THIRD ANNIVERSARY
                           OF THE DATE OF GRANT (SUBJECT TO THE ADDITIONAL
                           HOLDING PERIOD DESCRIBED HEREIN); AND THE REMAINING
                           50% OF THE SHARES VEST ON THE SIXTH ANNIVERSARY OF
                           THE DATE OF GRANT.

                           THE COMPANY WILL NOT DELIVER ANY SHARES WITH RESPECT TO VESTED UNITS UNTIL THE EARLIER OF THE SIXTH ANNIVERSARY FROM THE DATE OF GRANT, TERMINATION OF THE GRANTEE'S EMPLOYMENT WITH THE COMPANY, DEATH, DISABILITY OR A CHANGE OF CONTROL (AS DESCRIBED IN THE TERMS AND CONDITIONS)]

                           [ESP: 100% OF THE UNITS VEST ON THE THIRD ANNIVERSARY OF THE DATE OF GRANT]

                              GRANT OF SHARE UNITS

Pursuant to action taken by the Compensation Committee (the "Committee") of the Board of Directors of YELLOW ROADWAY CORPORATION, a Delaware corporation (the "Company"), for the purposes of administration of the Yellow Roadway Corporation [2002 Stock Option and Share Award Plan][2004 Long-Term Incentive and Equity Award Plan] or any successor thereto (the "Plan"), the above-named Grantee is hereby granted rights to receive the above number of shares of the Company's $1 par value per share common stock in accordance with the Vesting Schedule described above on a one share per one unit basis and subject to the other terms and conditions described in this Share Unit Agreement (this "Agreement").

By your acceptance of the Share Units (the "Units") represented by this Agreement, you agree that the Units are granted under and governed by the terms of the Plan, this Agreement and the Terms and Conditions of Share Agreements (_____, 20__) attached to this Agreement; you acknowledge that you have received, reviewed and understand the Plan, including the provisions that the Committee's decision on any matter arising under the Plan is conclusive and binding; and you agree that this Agreement amends and supercedes any other agreement or statement, oral or written, in its entirety regarding the vesting or holding period of these Units.

                                   YELLOW ROADWAY CORPORATION

                                   _________________________________
                                   Name:
                                   Title:

Agreement agreed and
accepted by:

_____________________________
Grantee Name: _______________

                           YELLOW ROADWAY CORPORATION

                              TERMS AND CONDITIONS
                                       OF
                              SHARE UNIT AGREEMENTS

                              _____________, 20___

         These Terms and Conditions are applicable to Share Units (the "Units") granted pursuant to the YELLOW ROADWAY CORPORATION [2002 STOCK OPTION AND SHARE AWARD PLAN][2004 LONG-TERM INCENTIVE AND EQUITY AWARD PLAN] or any successor thereto (the "Plan").

1. ACCELERATION OF VESTING. Notwithstanding the provisions of the vesting schedule provided in the Share Unit Agreement, the vesting of the underlying shares for each Unit may be accelerated in the following circumstances:

         1.1 Death or Permanent and Total Disability. If the Grantee dies or is deemed to be "permanently and totally disabled" (as defined herein) while in the employ of the Company or a subsidiary of the Company (a "Subsidiary") and prior to the time the Units vest, the Units shall become fully vested and convert to shares of Yellow Roadway Corporation common stock. For purposes of this Section, a Grantee shall be considered "permanently and totally disabled" if he is unable to engage in any substantial gainful employment by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months. The existence of a permanent and total disability shall be evidenced by such medical certification as the Secretary of the Company shall require and as the Committee approves.

         1.2 Change of Control of the Company. If a "Change of Control" of the Company occurs while the Grantee is in the employ of the Company or a Subsidiary prior to the time the Units vest, the Units shall become fully vested and convert to shares of Yellow Roadway Corporation common stock. For the purposes of this Section, a "Change of Control" shall be deemed to have taken place if:

                           1.2.1 a third person, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, purchases or otherwise acquires shares of the Company after the date of grant and as a result thereof becomes the beneficial owner of shares of the Company having 20% or more of the total number of votes that may be cast for election of directors of the Company; or

                           1.2.2 as the result of, or in connection with any cash tender or exchange offer, merger or other Business Combination, or contested election, or any combination of the foregoing transactions, the Continuing Directors shall cease to constitute a majority of the Board of Directors of the Company or any successor to the Company.

                  For the purposes of this Section, "Business Combination" means any transaction that is referred to in any one or more of clauses (a) through (e) of Section 1 of Subparagraph A of Article Seventh of the Certificate of Incorporation of the Company; and "Continuing Director" means a director of the Company who meets the definition of Continuing Director contained in Section 7 of Subparagraph C of Article Seventh of the Certificate of Incorporation of the Company.

Yellow Roadway Corporation
Terms and Conditions of
Share Units
___________, 20___

2.       LAPSE OF RIGHTS UPON TERMINATION OF EMPLOYMENT.

         Except as provided above, upon termination of the Grantee's employment with the Company or any Subsidiary, the Grantee shall forfeit any unvested Unit.

3.       TRANSFERS OF EMPLOYMENT; AUTHORIZED LEAVE.

         3.1 Transfers of Employment. Transfers of employment between the Company and a Subsidiary, or between Subsidiaries, shall not constitute a termination of employment for purposes of the Unit.

         3.2 Authorized Leave. Authorized leaves of absence from the Company shall not constitute a termination of employment for purposes of the Unit. For purposes of the Unit, an authorized leave of absence shall be an absence while the Grantee is on military leave, sick leave, or other bona fide leave of absence so long as the Grantee's right to employment with the Company is guaranteed by statute, a contract or Company policy.

         5.3 Withholding. To the extent the Grantee has taxable income in connection with the grant or vesting of the Unit or the delivery of shares of Company common stock, the Company is authorized to withhold from any compensation payable to Grantee, including shares of common stock that the Company is to deliver to the Grantee, any taxes required to be withheld by foreign, federal, state, provincial or local law. By executing the Share Unit Agreement, the Grantee authorizes the Company to withhold any applicable taxes.

4. NON-TRANSFERABILITY. No rights under the Share Unit Agreement shall be transferable otherwise than by will, the laws of descent and distribution or pursuant to a Qualified Domestic Relations Order ("QDRO"), and, except to the extent otherwise provided herein, the rights and the benefits of the Share Unit Agreement may be exercised and received, respectively, during the lifetime of the Grantee only by the Grantee or by the Grantee's guardian or legal representative or by an "alternate payee" pursuant to a QDRO.

5. LIMITATION OF LIABILITY. Under no circumstances will the Company be liable for any indirect, incidental, consequential or special damages (including lost profits) of any form incurred by any person, whether or not foreseeable and regardless of the form of the act in which such a claim may be brought, with respect to the Plan or the Company's role as Plan sponsor.

6. UNITS SUBJECT TO PLAN. A copy of the Plan is included with the Share Unit Agreement. The provisions of the Plan as now in effect and as the Plan may be amended in the future (but only to the extent such amendments are allowed by the provisions of the Plan) are hereby incorporated in the Share Unit Agreement by reference as though fully set forth herein. Upon request to the Secretary of the Company, a Grantee may obtain a copy of the Plan and any amendments.

7. DEFINITIONS. Unless redefined herein, all terms defined in the Plan have the same meaning when used as capitalized terms in this Agreement.

8. COMPLIANCE WITH REGULATORY REQUIREMENTS. Notwithstanding anything else in the Plan, the shares received upon vesting of the Units may not be sold, pledged or hypothecated until such time as the Company complies with all regulatory requirements regarding registration of the Shares to be issued under the terms of the Plan.

Yellow Roadway Corporation
Terms and Conditions of
Share Units
___________, 20___

                                       3